JOINDER TO FUND SERVICES AGREEMENT

This Joinder (“Joinder”) to the FUND SERVICES AGREEMENT, dated January 26, 2022 among DOUBLELINE ETF TRUST (the “Trust”), on behalf of the Customers listed on Annex I thereto, (each a “Customer and together, the “Customer”) and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as amended as of the date hereof (the “Agreement”), is made and entered into as of February 19, 2026 between Customer DOUBLELINE ULTRASHORT INCOME ETF (“New Customer”) and J.P. Morgan.

W I T N E S S E T H:

WHEREAS, the Customer and J.P. Morgan entered into the Agreement;

WHEREAS, New Customer requests that J.P. Morgan provide the Services to New Customer under the terms and conditions set forth in the Agreement; and

WHEREAS, J.P. Morgan agrees to provide the Services pursuant to the terms and conditions set forth in the Agreement in respect of the New Customer.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein, defined terms used in this Joinder shall have the meaning ascribed to such terms in the Agreement.

2.	Joinder. New Customer hereby agrees to be subject to and bound by the terms and conditions of the Agreement.

3.	Amendments. The Agreement shall be amended as follows:

(A)	Annex I of the Agreement is hereby amended and restated in its entirety by Annex I hereto.

(B)	Save as amended by this Joinder, the Agreement shall remain in full force and effect.

4.

Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Joinder, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Joinder.

5.

Entire Agreement. This Joinder and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Joinder are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Joinder shall prevail as between the parties.

6.

Counterparts. This Joinder may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Joinder by executing a counterpart and this Joinder shall not take effect until it has been executed by both parties.

7.	Law and Jurisdiction. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any principles governing conflict of laws.

(Signature page follows.)

IN WITNESS WHEREOF, the parties have executed this Joinder as of the date first above written.

DOUBLE LINE ETF TRUST	JPMORGAN CHASE BANK, N.A.
on behalf of the Customers listed on Annex I hereto

By:/s/ Ronald Redell	By: /s/ Gabriella Prominski

Name: Ronald Redell	Name: Gabriella Prominski
Title: Authorized Signer	Title: Vice President

Annex I

List of Customers

Fund Services Agreement dated January 26, 2022

Name	Entity Type	Jurisdiction	ERISA Benefit Plan Assets (Y/N)	Address for Notices	Customer-specific Services
DoubleLine Opportunistic Core Bond ETF	ETF	DE	N	2002 N. Tampa Street Suite 200 Tampa, FL 33602	None
DoubleLine Shiller CAPE® U.S. Equities ETF	ETF	DE	N	2002 N. Tampa Street Suite 200 Tampa, FL 33602	None
DoubleLine Commercial Real Estate Debt ETF	ETF	DE	N	2002 N. Tampa Street Suite 200 Tampa, FL 33602	None
DoubleLine Mortgage ETF	ETF	DE	N	2002 N. Tampa Street Suite 200 Tampa, FL 33602	None
DoubleLine Commodity Strategy ETF	ETF	DE	N	2002 N. Tampa Street Suite 200 Tampa, FL 33602	None
DoubleLine Fortune 500 Equal Weight ETF	ETF	DE	N	2002 N. Tampa Street Suite 200 Tampa, FL 33602	None
DoubleLine Commodity ETF Ltd.	ETF	Cayman Islands	N	2002 N. Tampa Street Suite 200 Tampa, FL 33602	None
DoubleLine Multi-Sector ETF	ETF	DE	N	2002 N. Tampa Street Suite 200 Tampa, FL 33602	None
DoubleLine Asset-Backed Securities ETF	ETF	DE	N	2002 N. Tampa Street Suite 200 Tampa, FL 33602	None

DoubleLine Securitized Credit ETF	ETF	DE	N	2002 N. Tampa Street Suite 200 Tampa, FL 33602	None
DoubleLine Ultrashort Income ETF	ETF	DE	N	2002 N. Tampa Street Suite 200 Tampa, FL 33602	None